                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                December 31, 2001
                         -----------------------------
                Date of Report (Date of Earliest Event Reported)

                        HUMPHREY HOSPITALITY TRUST, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           Virginia                   0-25060               52-1889548
-----------------------------         -------               ----------
(State or Other Jurisdiction   (Commission File No.)     (I.R.S. Employer
     of Incorporation)                                  Identification No.)

                              7170 Riverwood Drive
                            Columbia, Maryland 21046
            ---------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (443) 259-4900
                       ----------------------------------
              (Registrant's Telephone Number, Including Area Code)



                                      N/A
                   ------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

          On December 31, 2001, Humphrey Hospitality Trust, Inc. (the "Company") and its subsidiary partnerships (collectively with the Company, the "REIT Entities") entered into agreements with Humphrey Hospitality Management, Inc. ("HHM"), the former lessee of all the Company's hotels, as summarized below.

          Under the federal REIT Modernization Act (the "RMA"), which became effective on January 1, 2001, the Company is permitted to lease its hotels to one or more wholly-owned taxable REIT subsidiaries of the Company. The Company has formed a wholly-owned taxable REIT subsidiary (the "TRS Lessee") in accordance with the RMA. Under the RMA, the TRS Lessee is required to enter into management agreements with "eligible independent contractors" who will manage hotels leased by the TRS Lessee. Effective December 31, 2001, the REIT Entities entered into a Lease Termination Agreement (the "Termination Agreement"), filed as Exhibit 10.1 hereto, with HHM and HHM's wholly-owned subsidiary Supertel Hospitality Management, Inc. ("Supertel"), pursuant to which, among other things, the parties terminated the existing leases between the REIT Entities, as lessors, and HHM and Supertel, as lessees. Effective January 1, 2002, (i) the REIT Entities, as lessors, and theTRS Lessee, as lessee, entered into new leases, and (ii) the TRS Lessee entered into a new management agreement (the "Management Agreement"), filed as Exhibit 10.2 hereto, with HHM as to the hotels owned by the Company and now leased to the TRS Lessee, pursuant to which HHM will operate all the Company's hotels.

          Certain provisions of the Termination Agreement and the Management Agreement, and related matters, are summarized below.

I.  Termination Agreement.
    ---------------------

          Reference is made to the Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto, for a complete description of the transactions thereunder. In summary, pursuant to the Termination Agreement:

     o The existing percentage leases between REIT Entities, as lessors, and HHM and Supertel, as lessees (the "Percentage Leases"), were terminated effective December 31, 2001, and the TRS Lessee and HHM entered into the Management Agreement effective January 1, 2002.

     o Other ancillary agreements between the REIT Entities and HHM and its affiliates were terminated effective December 31, 2001, including the existing Administrative Services Agreement pursuant to which HHM provided administrative services to the Company. Effective January 1, 2002, the REIT Entities and HHM entered into a new Administrative Services Agreement, a copy of which is filed as Exhibit 10.3 hereto.

     o The Company paid HHM $1.8 million as an aggregate lease termination fee in the form of cash and the Company's assumption of real estate taxes payable by HHM under the percentage leases (which will be recorded as a charge against the Company's earnings in the fourth quarter).

     o The TRS Lessee purchased accounts receivable aggregating $781,359 from HHM in exchange for a $781,359 note from the TRS Lessee to HHM due April 1, 2002. HHM agreed to re-purchase any uncollected accounts receivable from the TRS Lessee on April 1, 2002.

     o The parties effected settlement of operational accounts to reflect commencement of the Management Agreement effective as of December 31, 2001.

II.  New Leases
     ----------

          The REIT Entities, as lessor, and the TRS Lessee, as lessee, entered into new lease agreements effective January 1, 2002 reflecting fair market rental terms based on current market conditions.

III.  Management Agreement.
      --------------------

     Reference is made to the Management Agreement, a copy of which is filed as
Exhibit 10.2 hereto, for a complete description of the matters covered thereunder. The Management Agreement covers all of the Company's hotels. As previously disclosed, eleven hotels designated as "assets held for sale" were converted to management agreements effective June 1, 2001. The Company subsequently sold one such hotel. In summary, the principal terms of the Management Agreement are:

     Term. The Management Agreement expires on September 30, 2005, subject to earlier termination by the TRS Lessee as to one or more hotels upon (i) sale of a hotel, (ii) failure of HHM to achieve at least 85% of the budgeted hotel net operating income for a hotel (subject to HHM's right to avoid termination by paying to the TRS Lessee an amount sufficient to reach 85% of budgeted hotel net operating income), (iii) termination of a franchise agreement as a result of HHM's failure to satisfy its obligations under the Management Agreement, and
(iv) failure of HHM to achieve 85% of the budgeted hotel net operating income in two consecutive years regardless of whether HHM has supplemented net operating income as described in (ii) above. Other than pursuant to (i) above, no termination fee is payable to HHM if the Management Agreement is terminated pursuant to (ii), (iii) or (iv) above.

     Termination Fee. Upon the Company's sale of a hotel prior to September 30, 2003 and termination of the Management Agreement with respect thereto, the TRS Lessee will pay to HHM a termination fee equal to 33-1/3% of the base management fee and incentive fee, if any, for the most recent 12-month period ended prior to the date of termination. No termination fee is payable upon termination of the Management Agreement upon sale of a hotel after September 30, 2003 or upon the sale of a Sale Hotel (as defined below) at any time. Upon termination of the Management Agreement upon a change in control of the Company, the TRS Lessee will pay HHM a termination fee equal to 50% of the base management fee and incentive fee, if any, for the most recent 12-month period ended prior to the date of termination.

     Management Fees and Reimbursements. With respect to the ten hotels currently listed for sale by the Company (the "Sale Hotels") the following fees are payable by the TRS Lessee to HHM: (a) prior to March 31, 2002, a base management fee equal to 5% of gross hotel income (as defined in the Management Agreement) plus a potential incentive fee (as defined in the Management Agreement), and (b) effective April 1, 2002 through the end of the term, (i) a base management fee equal to 6% of gross hotel income, plus (ii) an accounting fee equal to 1/2% of gross hotel income, plus (iii) a director of operations fee equal to 1/2% of gross hotel income, plus (iv) a potential incentive fee (as described below).

     With respect to the remaining 81 hotels, for the period prior to March 31, 2002, the following fees are payable by the TRS Lessee to HHM: (i) a base management fee equal to 6% of gross hotel income, plus (ii) an accounting fee equal to 1/2% of gross hotel income, plus (iii) a director of operations fee equal to 1/2% of gross hotel income, plus (iv) a potential incentive fee. Effective April 1, 2002 until the end of the term, the management fee shall be as follows: (i) a base management fee equal to 5% of gross hotel income, plus
(ii) an accounting fee equal to 1/2% of gross hotel income, plus (iii) a director of operations fee equal to 1/2% of gross hotel income, plus (iv) a potential incentive fee. In addition to the above fees, effective January 1, 2002, the Company will reimburse HHM up to an aggregate of (A) $300,000 per fiscal year for HHM's reasonable documented out-of-pocket and compensation expenses for HHM's employees who oversee sales and marketing activity on behalf of the Company's hotels and (B) $150,000 per fiscal year for payroll processing services.

     In addition to the base management fee, accounting fee and director of operations fee described above, HHM shall be entitled to an incentive fee equal to 20% of the amount by which annual aggregate hotel level net operating income (as defined in the Management Agreement) for all the hotels for each twelve month period ending September 30, beginning with the twelve month period ending September 30, 2002, exceeds $33,024,395, which was the aggregate hotel level net operating income (as defined in the Management Agreement) for all the Company's hotels for the twelve month period ending September 30, 2001 (which base amount is subject to adjustment for future purchases and sales of hotels).

     General. The Management Agreement generally provides for HHM to operate and manage the Company's hotels and perform all property management, financial accounting, reporting, marketing and other operational services and to pay all operating expenses on behalf of the TRS Lessee with respect to the hotels. Under the Management Agreement, the TRS Lessee has the right to approve annual operating budgets and capital budgets for the hotels.

IV.  Amendment of Rent Terms for Percentage Leases
     ---------------------------------------------

          The rent provisions of the Percentage Leases were amended, effective for the period October 1, 2001 through December 31, 2001 to reduce the aggregate rent payable by HHM to the Company under the Percentage Leases to approximately $2,782,038, from approximately $5,880,797 otherwise payable under the Percentage Leases prior to such amendments.

          The rent provisions of the Percentage Leases were amended, effective for the period October 1, 2001 through December 31, 2001 as follows:


V.  New Administrative Services Agreement.
    -------------------------------------

          The new Administrative Services Agreement, effective January 1, 2002, a copy of which is filed as Exhibit 10.3 hereto, provides for:

     o    a term expiring September 30, 2003.

     o a reduction in the monthly administrative fee paid by the REIT Entities to HHM from the current monthly fee of $87,500 to a new monthly fee of $70,833 (effective retroactive to November 1, 2001). The administrative services and the monthly administrative fee may be terminated by the Company at any time upon 30 days notice to HHM.

     o a construction management fee payable by the REIT Entities to HHM equal to 9% of the actual documented third party costs for the development, construction, alteration or capital improvement projects resulting in capitalized additions to fixed assets at the Company's hotels managed by HHM. In addition, the REIT Entities will reimburse HHM for actual documented salary, benefits and travel expenses of HHM's employees directly related to providing construction services but in no event to exceed $150,000 in any fiscal year.

VI.  Franchises.
     ----------

          In connection with the new TRS structure, the Company expects to arrange for the transfer, over time, of the hotel franchise licenses from HHM to the TRS Lessee.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

 (c) Exhibits

10.1 Lease Termination Agreement dated as of December 31, 2001, among Humphrey Hospitality Management, Inc., Supertel Hospitality Management, Inc., Humphrey Hospitality Trust, Inc., Humphrey Hospitality Limited Partnership, E&P Financing Limited Partnership, Solomon Beacons Inn Limited Partnership and TRS Leasing, Inc.

10.2 Management Agreement dated as of January 1, 2002 between TRS Leasing, Inc. and Humphrey Hospitality Management, Inc.

10.3 New Administrative Services Agreement dated as of January 1, 2002 among Humphrey Hospitality Limited Partnership, E&P Financing Limited Partnership, Humphrey Hospitality Trust, Inc., and Humphrey Hospitality Management, Inc.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HUMPHREY HOSPITALITY TRUST, INC.

January 15, 2002                             /s/ George R. Whittemore
                                         --------------------------------------
                                                 George R. Whittemore
                                                 President

                        HUMPHREY HOSPITALITY TRUST, INC.
                               INDEX TO EXHIBITS


Exhibit Number                                                                                       Page Number

10.1               Lease Termination Agreement dated as of December 31, 2001, among Humphrey
                   Hospitality Management, Inc., Supertel Hospitality Management, Inc.,
                   Humphrey Hospitality Trust, Inc., Humphrey Hospitality Limited Partnership,
                   E&P Financing Limited Partnership, Solomon Beacons Inn Limited Partnership
                   and TRS Leasing, Inc.

10.2               Management Agreement dated as of January 1, 2002 between TRS Leasing, Inc.
                   and Humphrey Hospitality Management, Inc.

10.3               New Administrative Services Agreement dated as of January 1, 2002 among
                   Humphrey Hospitality Limited Partnership, E&P Financing Limited Partnership,
                   Humphrey Hospitality Trust, Inc., and Humphrey Hospitality Management, Inc.


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